United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2016

Date of Report (Date of earliest event reported)

M I Acquisitions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Magna Management LLC 40 Wall Street, 58th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (347) 491-4240

N/A

 (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02. Unregistered Sales of Equity Securities.

On September 13, 2016, the registration statement (File No. 333-212675) (the “Registration Statement”) relating to the initial public offering (“IPO”) of M I Acquisitions, Inc. (the “Company”) was declared effective by the Securities and Exchange Commission. On September 19, 2016, simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 402,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $4,025,000.

The Private Units are identical to the Units (as defined below) sold in the IPO except that the warrants underlying the Private Units (i) will be exercisable on a cashless basis at the holder’s option and (ii) will not be redeemable by the Company, in either case as long as they are held by the initial purchasers or any of their permitted transferees. The holders have agreed to certain restrictions on the Private Units, as described in the Registration Statement. Additionally, the holders agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The holders were granted certain demand and piggyback registration rights in connection with the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 8.01. Other Events.

On September 19, 2016, the Company consummated its IPO of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock (“Common Stock”), and one warrant (“Public Warrant”) to purchase one share of Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company has granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any.

As of September 19, 2016, a total of $51,500,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of September 19, 2016 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been prepared by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 13, 2016, by and between the Registrant and Chardan Capital Markets, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K dated September 13, 2016)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated September 13, 2016)

4.1	Warrant Agreement, dated September 13, 2016, by and between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated September 13, 2016)

10.1	Investment Management Trust Account Agreement, dated September 13, 2016, by and between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated September 13, 2016)

10.2	Registration Rights Agreement, dated September 13, 2016, by and among the Registrant and the initial stockholders (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated September 13, 2016)

10.3	Stock Escrow Agreement dated September 13, 2016 among the Registrant, American Stock Transfer & Trust Company, LLC, and the initial stockholders (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated September 13, 2016)

10.4	Form of Letter Agreement by and between the Registrant, the initial shareholders and the officers and directors of the Company (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed with the Securities & Exchange Commission on September 9, 2016)

10.5	Administrative Services Agreement dated September 13, 2016 by and between the Registrant and Magna Management LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K dated September 13, 2016)

99.1	Audited Balance Sheet dated September 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 23, 2016

M I ACQUISITIONS, INC.

By:	/s/ Marc Manuel
Name: Marc Manuel
Title: Chief Financial Officer